Exhibit 24

POWER OF ATTORNEY

FOR SEC FILINGS ON FORMS ID, 3, 4, 5 AND 144

The undersigned hereby constitutes and appoints Nicole Harvey, General Counsel of Dragonfly Energy Holdings Corp., a Delaware corporation (the “Company”), so long as she is employed at the Company, and Emily B. Mills, Andi Hasaj and Regina Braman of O’Melveny & Myers LLP (“OMM”), outside counsel to the Company, so long as each is employed at OMM and so long as OMM is engaged by the Company, as his true and lawful attorney-in-fact and agent (each, an “Attorney-In-Fact”), with full power of substitution and resubstitution for him and in his name and stead in any and all capacities, to sign and file for and on his behalf, in respect of any acquisition, disposition or other change in ownership of any of the securities of the undersigned, the following:

(i)	any Form ID to be filed with the Securities and Exchange Commission (the “SEC”);

(ii)	any Initial Statement of Beneficial Ownership of Securities on Form 3 to be filed with the SEC;

(iii)	any Statement of Changes of Beneficial Ownership of Securities on Form 4 to be filed with the SEC;

(iv)	any Annual Statement of Beneficial Ownership of Securities on Form 5 to be filed with the SEC;

(v)	any Notice of Proposed Sale of Securities on Form 144 to be filed with the SEC; and

(vi)	any and all agreements, certificates, receipts, or other documents in connection therewith.

The undersigned hereby gives full power and authority to each Attorney-In-Fact to seek and obtain as his representative and on his behalf, information on transactions in the securities of the undersigned from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release such information to each Attorney-In-Fact and approves and ratifies any such release of information.

The undersigned hereby grants unto each Attorney-In-Fact full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifies and confirms all that any such Attorney-In-Fact or substitute may do or cause to be done by virtue hereof.

The undersigned acknowledges that:

(i)	neither the Company nor any Attorney-In-Fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirement of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) any liability of the

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th day of September, 2022.

/s/ Karina Edmonds
Karina Edmonds

[Signature Page - Power of Attorney]